EXHIBIT 5.1

L O S  A N G E L E S,  C A

S A N  F R A N C I S C O,  C A

W I L M I N G T O N,  D E

N E W  Y O R K,  N Y

H O U S T O N,  T X

10100 SANTA MONICA BLVD.

13th FLOOR

LOS ANGELES

CALIFORNIA 90067

TELEPHONE: 310/277 6910

FACSIMILE: 310/201 0760

SAN FRANCISCO

150 CALIFORNIA STREET

15th FLOOR

SAN FRANCISCO

CALIFORNIA 94111-4500

TELEPHONE: 415/263 7000

FACSIMILE: 415/263 7010

DELAWARE

919 NORTH MARKET STREET

17th FLOOR

P.O. BOX 8705

WILMINGTON

DELAWARE 19899-8705

TELEPHONE: 302/652 4100

FACSIMILE: 302/652 4400

NEW YORK

1700 BROADWAY

36th FLOOR

NEW YORK

NEW YORK 10019

TELEPHONE: 212/561 7700

FACSIMILE: 212/561 7777

HOUSTON

440 LOUISIANA STREET

SUITE 900

HOUSTON

TEXAS  77002

TELEPHONE: 713/691 9385

FACSIMILE: 713/619 9407

November 21, 2025

Creative Medical Technology Holdings, Inc.

211 E Osborn Road

Phoenix, Arizona 85012

Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Creative Medical Technology Holdings, Inc., a Nevada corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-3 (the “Registration Statement”) filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on the date hereof. The Registration Statement relates to the offering and resale by the selling stockholders named therein (the “Selling Stockholders”), pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of 2,790,340 shares of common stock, par value $0.001 per share (the “Shares”) issuable upon the exercise of common stock purchase warrants (the “Warrants”) dated October 29, 2025.

In connection with this opinion, we have examined instruments, documents, certificates and records which we have deemed relevant and necessary for the basis of our opinion hereinafter expressed including (a) the Registration Statement, including the exhibits thereto, (b) the Company’s Articles of Incorporation, as amended to date, (c) the Company’s Bylaws, (d) certain resolutions of the Board of Directors of the Company and (e) such other documents, corporate records, and instruments as we have deemed necessary for purposes of rendering the opinions set forth herein.

As to certain factual matters, we have relied upon certificates of the officers of the Company and have not sought to independently verify such matters. In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures, including signatures made and/or transmitted using electronic signature technology; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

Based on the foregoing, and subject to the qualifications and limitations stated herein, it is our opinion that the Shares that may be issued from time to time upon the exercise of the Warrants have been duly and validly authorized and, upon exercise of the Warrants and payment of the exercise price in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

We express no opinion as to the laws of any jurisdiction, other than the law of the State of New York and Chapter 78 of the Nevada Revised Statutes.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.  This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Pachulski Stang Ziehl & Jones LLP

Pachulski Stang Ziehl & Jones LLP